Form 5305A-SEP
(Rev. March 1994)

Department of the Treasury
Internal Revenue Service
            SALARY REDUCTION AND OTHER ELECTIVE SIMPLIFIED
                     EMPLOYEE PENSION-INDIVIDUAL
             RETIREMENT ACCOUNTS CONTRIBUTION AGREEMENT

          (UNDER SECTION 408(K) OF THE INTERNAL REVENUE CODE)
                                                      CMB No. 1545-1012
                                                      Expires 3-31-96

                                                      DO NOT File with
                                                        the Internal
                                                       Revenue Service
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______________________establishes the following Model Elective SEP under
(Name of employer)    section 408(k) of the Internal Revenue Code and the
                      instructions to this form.
ARTICLE I--ELIGIBILITY REQUIREMENTS (Check appropriate boxes--see
INSTRUCTIONS.)
Provided the requirements of Article III are met, the employer agrees to permit elective deferrals to be made in each calendar year to the individual retirement accounts or individual retirement annuities (IRAs), established by or for all employees who are at least _____ years old (not to exceed 21 years old) and have performed services for the employer in at least _____ years (not to exceed 3 years) of the immediately preceding 5 years. This simplified employee pension (SEP) __ includes ___ does not include employees covered under a collective bargaining agreement, ___ includes ___ does not include certain nonresident aliens, and ___ includes ___ does not include employees whose total compensation during the year is less than $396.*
ARTICLE II--SEP REQUIREMENTS (See INSTRUCTIONS.)
A. SALARY REDUCTION OPTION. An eligible employee may elect to have his or her compensation reduced by the following percentage or amount per pay period, as designated in writing to the employer. Check appropriate box(es) and fill in the blanks.
     1. __ An amount not in excess of _____ percent (not to exceed 15 percent) of an eligible employee's compensation.
     2.  __  An amount not in excess of $____________.
B. CASH BONUS OPTION. An eligible employee may have elective deferrals on bonuses that, at the employee's election, may be contributed to the SEP or received in cash during the calendar year. Check if elective deferrals on bonuses may be made to this SEP. ___
C. TIMING OF ELECTIVE DEFERRALS. No deferral election may be based on compensation an eligible employee received, or had a right to receive, before execution of the deferral election.
ARTICLE III--SEP REQUIREMENTS (See instructions.)
The employer agrees that each employee's elective deferrals to the SEP will be:
A.  Based only on the first $150,000 of compensation.
B.  Limited annually to the smaller of:  (1) 15 percent of compensation; or
(2) $9,240*.
C.  Limited further under section 415, if the employer also maintains another
SEP.
D. Paid to the employee's IRA trustee, custodian, or insurance company (for an annuity contract) or, if necessary, an IRA established for an employee by the employer.
E. Made only if at least 50 percent of the employer's employees eligible to participate elect to have amounts contributed to the SEP. If the 50 percent requirement is not satisfied as of the end of any calendar year, then all of the elective deferrals made by the employees for that calendar year will be considered "disallowed deferrals," i.e., IRA contributions that are not SEP-IRA contributions.
F. Made only if the employer had 25 or fewer employees eligible to participate at all times during the prior calendar year.
G. Adjusted only if deferrals to this SEP for any calendar year do not meet the "deferral percentage limitation" described on page 3.
ARTICLE IV--EXCESS SEP CONTRIBUTIONS (See instructions.)
Elective deferrals by a "highly compensated employee" must satisfy the deferral percentage limitation under section 408(k)(6)(A)(iii). Amounts in excess of this limitation will be deemed excess SEP contributions for the affected highly compensated employee or employees.
ARTICLE V--NOTICE REQUIREMENTS (See instructions.)
A. The employee will notify each highly compensated employee, by March 15 following the end of the calendar year to which any excess SEP contributions relate, of the excess SEP contributions to the highly compensated employee's SEP-IRA for the applicable year. The notification will specify the amount of the excess SEP, the calendar year in which the contributions are includible in income, and must provide an explanation of applicable penalties if the excess contributions are not withdrawn on time.
B. The employer will notify each employee who makes an elective deferral to a SEP that, until March 15 after the year of the deferral, any transfer or distribution from that employee's SEP-IRA of SEP contributions (or income on these contributions) attributable to elective deferrals made that year will be includible in income for purposes of sections 72(t) and 408(d)(1).
C. The employer will notify each employee by March 15 of each year of any disallowed deferrals to the employee's SEP-IRA for the preceding calendar year. Such notification will specify the amount of the disallowed deferrals and the calendar year in which those deferrals are includible in income and must provide an explanation of applicable penalties if the disallowed deferrals are not withdrawn on time.
ARTICLE VI--TOP-HEAVY REQUIREMENTS (See instructions.)
A. Unless paragraph B below is checked, the employer will satisfy the top-heavy requirements of section 416 by making a minimum contribution each year to the SEP-IRA of each employee eligible to participate in this SEP (other than a key employee defined in section 416(i). This contribution, in combination with other nonelective contributions, if any, is equal to the smaller of 3 percent of each eligible non-key employee's compensation or a percentage of such compensation equal to the percentage of compensation at which elective and nonelective contributions are made under this SEP (and any other SEP maintained by the employer) for the year for the key employee for whom such percentage is the highest for the year.

B. ___ The top-heavy requirements of section 416 will be satisfied through contributions to non-key employees' SEP-IRAs under this employer's nonelective SEP.
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  *This amount reflects the cost-of-living increase effective January 1, 1994.
The amount is adjusted annually. Each January, the IRS announces the increase, if any, in a news release and in the Internal Revenue Bulletin.
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
ARTICLE VI--TOP-HEAVY REQUIREMENTS (Continued)

C. To satisfy the minimum contribution requirement under section 416, all nonelective SEP contributions will be taken into account but elective deferrals will not be taken into account.

ARTICLE VII--EFFECTIVE DATE (See instructions.)
This SEP will be effective upon adoption and establishment of IRAs for all eligible employees.

_______________________________     ____________      _____________________
Employer's signature                Date              Name and title

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PAPERWORK REDUCTION ACT NOTICE
The time needed to complete this form will vary depending on individual circumstances. The estimated average time is:
Recordkeeping..................................................... 40 min.
Learning about the law or the form................................ 54 min.
Preparing the form.......................................... 1 hr., 5 min.
   If you have comments concerning the accuracy of these time estimates or suggestions for making this form more simple, we would be happy to hear from you. You can write to both the INTERNAL REVENUE SERVICE, Attention: Reports Clearance Officer, PC:FP, Washington, DC 20224; and the OFFICE OF MANAGEMENT and Budget, Paperwork Reduction Project (1545-1012), Washington, DC 20503, DO NOT send this form to either of these addresses. Instead, keep it for your records.

A CHANGE TO NOTE
For years beginning after December 31, 1993, the Revenue Reconciliation Act of 1993 (the Act) reduced to $150,000 the annual compensation of each employee to be taken into account in making contributions to a SEP. The $150,000 amount will be indexed for inflation after 1994 in increments of $10,000 that will be rounded to the next lowest multiple of $10,000. See Act section 13212 for different effective dates and the transition rules that apply to plans under a collective bargaining agreement.

GENERAL INSTRUCTIONS
SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE UNLESS OTHERWISE NOTED.

PURPOSE OF FORM.--Form 5305A-SEP is a model elective simplified employee pension (SEP) used by an employer to permit employees to make elective deferrals to a SEP described in section 408(k). DO NOT file this form with the IRS.

SPECIFIC INSTRUCTIONS

INSTRUCTIONS TO THE EMPLOYER
SIMPLIFIED EMPLOYEE PENSION.--A SEP is a written arrangement (a plan) that provides you with a simplified way to make contributions toward your employees' retirement income. Under an elective SEP, employees may choose whether or not to make elective deferrals to the SEP or to receive the amounts in cash. If elective deferrals are made, you contribute the amounts deferred by employees directly into an individual retirement arrangement (IRA) set up by or for each employee with a bank, insurance company, or other qualified financial institution. The IRA, established by or for an employee, must be one for which the IRS has issued a favorable opinion letter or a model IRA published by the Service as Form 5305, Individual Retirement Trust Account, or Form 5305-A, Individual Retirement Custodial Account. Adopting Form 5305A-SEP does not establish an employer IRA described in section 408(c).

   The information provided below is intended to help you understand and administer the elective deferral rules of your SEP.

WHEN TO USE FORM 5305A-SEP
Do not use Form 5305A-SEP if you:
   1.  Have any leased employees as defined in section 414(n)(2).
   2. Previously maintained a have maintained a defined benefit plan that is now terminated.
   3. Currently maintain any other qualified retirement plan. This does not prevent you from also maintaining a Model SEP/Form 5305-SEP, Simplified Employee Pension--Individual Retirement Accounts Contribution Agreement) or other SEP to which either elective or nonelective contributions are made.
   4. Have more than 25 employees eligible to participate in the SEP at any time during the prior calendar yea. (If you are a member of one of the groups described in paragraph 2 under EXCESS SEP CONTRIBUTIONS-- DEFERRAL PERCENTAGE LIMITATION on page 3, you may use this SEP only if in the prior year there were never more than 25 employees eligible to participate in this SEP, in total, of all the members of such groups, trades, or businesses. In addition, all eligible employees of all the members of such groups, trades, or businesses must be eligible to make elective deferrals to this SEP).
   5.  Are a state or local government or a tax-exempt organization.
   Use this form only if you intend to permit elective deferrals to a SEP. If you want to establish a SEP to which nonelective employer contributions may be made, use Form 5305-SEP or a nonmodel SEP instead of, or in addition to, this form.

COMPLETING THE AGREEMENT
This SEP agreement is considered adopted when:
   1.  You have completed all blanks on the form.
   2.  You have given all eligible employees the following information:
   a. A copy of Form 5305A-SEP. (Any individual who in the future becomes eligible to participate in this SEP must be given Form 5305A-SEP, upon becoming an eligible employee.)
   b. A statement that IRAs other than the IRAs into which employer SEP contributions will be made may provide different rates of return and different terms concerning, among other things, transfers and withdrawals of funds from the IRAs.
   c. A statement that, in addition to the information provided to an employee at the time the employee becomes eligible to participate, the administrator of the SEP must furnish each participant within 30 days of the effective date of any amendment to the SEP, a copy of the amendment and a written explanation of its effects.
   d. A statement that the administrator will give written notification to each participant of any employer contributions made under the SEP to that participant's IRA by the later of January 31 of the year following the year for which a contribution is made or 30 days after the contribution is made.
   Employers who have established a SEP using Form 5305A-SEP and have provided each participant a copy of Form 5305A-SEP, are not required to file the annual information returns, Forms 5500, 5500-C/R, or 5500-EZ, for the SEP. However, under Title I of ERISA, relief from the annual reporting requirements is not available to an employer who selects, recommends, or influences its employees to choose IRAs, into which employer contributions will be made, if those IRAs are subject to provisions that prohibit withdrawal of funds for any period.

FORMS AND PUBLICATIONS YOU MAY USE
An employer may use any of the following forms or publications:
    * Form W-2, Wage and Tax Statement. If you have already issued a Form W-2 to your employees at the time of notification of excess SEP contributions, you may also have to issue to those affected employees an amendment Form W-2 to reflect any excess SEP contributions and disallowed deferrals that must be included in the employee's income. See the discussion of excess SEP contributions and disallowed deferrals beginning on page 3.
    * Form 5330, Return of Excise Taxes Related to Employee Benefit Plans. Employers who are liable for the 10% tax on excess contributions use this form to pay the excise tax.
    *  Pub. 560, Retirement Plans for the Self-Employed.
    *  Pub. 590, Individual Retirement Arrangements (IRAs).

DEDUCTING CONTRIBUTIONS
You may deduct, subject to any applicable limits, those contributions made to a SEP. This SEP is maintained on a calendar year basis, and contributions to the SEP are deductible for your tax year with or within which the particular calendar year ends. See section 404(h). Contributions made for a particular tax year and contributed by the due date of your income tax return, including extensions, are deemed made in that tax year and the contributions are deductible if they would otherwise be deductible had they actually been contributed by the end of that tax year. See Rev. Rul. 90-105, 1990-2 C.B.
69. However, the deductibility of your contributions may be limited if the contributions are excess contributions. See EXCESS SEP CONTRIBUTIONS-- DEFERRAL PERCENTAGE LIMITATION below and the DEFERRAL PERCENTAGE LIMITATION WORKSHEET on page 8.

EFFECTIVE DATE
The SEP agreement is effective upon adoption and the establishment of IRAs by or for all of your eligible employees. Moreover, no elective deferrals may be made by an employee on the basis of compensation that the employee received or had a right to receive before adoption of this agreement and execution by the employee of the deferral election.

ELIGIBLE EMPLOYEES
All eligible employees must be allowed to participate in the SEP. An eligible employee is any employee who: (1) is at least 21 years old, and (2) has performed "service" for you in at least 3 of the immediately preceding 5 years.

Note: You can establish less restrictive eligibility requirements, but not more restrictive ones.

   Service means any work performed for you for any period of time, however short. If you are a member of an affiliated service group, a controlled group of corporations, or trades or businesses under common control, service includes any work performed for any period of time for any other member of such group, trades, or businesses.

EXCLUDABLE EMPLOYEES
The following employees do not have to be covered by the SEP: (1) employees covered by a collective bargaining agreement whose retirement benefits were bargained for in good faith by you and their union, (2) nonresident alien employees who did not earn U.S. source income from you, and (3) employees who received less than $396* in compensation during the year.


ELECTIVE DEFERRALS
You may permit your employees to make elective deferrals through salary reduction or on the basis of bonuses that, at the employee's option, may be contributed to the SEP or received by the employee in cash during the year.
   You must inform your employees how they may make, change, or terminate elective deferrals based on either salary reduction or cash bonuses. You must also provide a form on which they may make their deferral elections. You may use the Model Elective SEP Deferral Form (elective form) on page 5, or a form that explains the information contained in this form in a way that is written to be understood by the average plan participant.

SEP REQUIREMENTS
    * Elective deferrals may not be based on more than $150,000 of compensation. See A Change To Note on page 2. Compensation, for purposes other than the $396* rule (see ELIGIBLE EMPLOYEES, above), is defined as wages under section 3401(a) for income tax withholding at the source but without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2)). Compensation also includes earned income under section 401(c)(2).  Compensation does not include any SEP
       contributions.
    * The maximum limit on the amount an employee may elect to defer under this SEP for a year is the smaller of 15% of the employee's compensation or the limitation under section 402(g), as explained below.
Note: The deferral limit is 15 percent of compensation (minus any employer SEP contributions). Compute this amount using the following formula:
Compensation (before subtracting employer SEP contributions) x 13.0435 percent.

    * If you make nonelective contributions to this SEP for a calendar year, or maintain any other SEP to which contributions are made for that calendar year, then contributions to all such SEPs may not exceed the smaller of $30,000* or 15 percent of compensation for any employee.

    * If you are a new employer who had no employees during the prior calendar year, you will meet the limit in section 408(k)(6)(B) (for no more than 25 eligible employees during the preceding year) if you had 25 or fewer employees during the first 30 days that your business was in existence.

EXCESS ELECTIVE DEFERRALS
Section 402(g) limits the maximum amount of compensation an employee may elect to defer under a SE{ (and certain other arrangements) during the calendar year. this limit is $9,240 for 1994. In addition, the limit may be increased if the employee makes elective deferrals to a salary reduction arrangement under section 403(b). Amounts deferred for a year in excess of this limit are considered "excess elective deferrals" and are subject to the rules described below.

   The limit applies to the total elective deferrals the employee makes for the calendar year, from all employers, under the following arrangement:

*  Elective SEPS under section 408(k)(6)
*  Cash or deferred arrangements under section 401(k); and
*  Salary reduction arrangements under section 403(b).
   Thus, an employee may have excess elective deferrals even if the amount deferred under this SEP alone does not exceed the section 402(g) limit.

   If an employee who elects to defer compensation under this SEP and any other SEP or arrangement has made excess elective deferrals for a calendar year, the employee must withdraw those deferrals by April 15 following the calendar year to which the deferrals relate. Deferrals not withdrawn by April 15 will be subject to the IRA contribution limits of sections 219 and 408 and may be considered excess contributions to the employee's IRA. For the employee, these excess elective deferrals are subject to a 6 percent tax on excess contributions under section 4973.
   Income on excess elective deferrals is includible in the employee's income in the year it is withdrawn from the IRA. The income must be withdrawn by April 15 following the calendar year for which the deferrals were made. If the income is withdrawn after that date and the recipient is not 59 1/2 years of age, it may be subject to the 10 percent tax on early distributions under section 72(t).

EXCESS SEP CONTRIBUTIONS-DEFERRAL PERCENTAGE LIMITATION
The amount each of your "highly compensated employees" may contribute to an elective deferral SEP is also limited by the "deferral percentage limitation." This is based on the amount of money deferred, on average, by your nonhighly compensated employees. Deferrals made by a highly compensated employee that exceed this deferral percentage limitation for a calendar year are considered "excess SEP contributions" and must be removed from the employee's SEP-IRA, as discussed below.

   The deferral percentage limitation for your highly compensated employees is computed by first averaging the "deferral percentages" (defined below) for the eligible nonhighly compensated employees for the year and then multiplying this result by 1.25. The deferral percentage for a calendar year of any highly compensated employee eligible to participate in this SEP may not be more than the resulting product, the "deferral percentage limitation."

   Only elective deferral are included in this computation. Nonelective SEP contributions may not be included. The determination of the deferral percentage for any employee is made under section 408(k)(6).

   For purposes of this computation, the calculation of the number and identity of highly compensated employees, and their deferral percentages, is made on the basis of the entire "affiliated employer."

   In addition, for purposes of determining the deferral percentage of a highly compensated employee, the elective deferrals and compensation of the employee will also include the elective deferrals and compensation of any "family member." This special rule applies, however, only if the highly compensated employee is a 5 percent owner (defined in section 416(i)(1)(E)(ii)) or is one of a group of the 10 highest paid highly compensated employees. The elective deferrals and compensation of family members used in this special rule do not count in computing the deferral percentages of individuals who do not fall into this group.

   A worksheet is provided on page 8 to assist you in figuring the deferral percentage. You may want to photocopy it for yearly use.

   The following definitions apply for purposes of computing the deferral percentage limitation.

   1. DEFERRAL PERCENTAGE is the ration (expressed as a percentage to 2 decimal places) of an employee's elective deferrals for a calendar year to the employee's compensation for that year. No more than $150,000 per individual is taken into account. (See A CHANGE TO NOTE on page 2.) The deferral percentage of an employee who is eligible to make an elective deferral, but who does not make a deferral during the year, is zero. If a highly compensated employee also makes elective deferrals under another elective SEP maintained by the employer, then the deferral percentage of that highly compensated employee includes elective deferrals made under the other SEP.
   2. AFFILIATED EMPLOYER includes (a) any corporation that is a member of a controlled group of corporations, described in section 414(b) that includes the employer, (b) any trade or business that is under common control, defined in section 414(c) with the employer, (c) any organization that is a member of an affiliated service group, defined in section 414(m) that includes the employer, and (d) any other entity required to be aggregated with the employer under regulations under section 414(o).

   3. A family member is an individual who is related to a highly compensated employee as a spouse, or as a lineal ascendent (such as a parent or grandparent), or descendent (such as a child or grandchild) or spouse of either of those, under section 414(q______) and its regulations.

   4.  A highly compensated employee is an individual described in section 414(q) who, during the current or preceding calendar year:

      a.  Was a 5 percent owner defined in section 416(i)(1)(B)(i),
      b. Received compensation in excess of $66,000, and was in the top-paid group (the top 20 percent of employees, by compensation),
      c.  Received compensation in excess of $99,000, or
      d. Was an officer and received compensation in excess of 50 percent of the dollar limit under section 415 for defined benefit plans. The dollar limit is $118,800 in 1994. (No more than three employees need be taken into account under this rule. At least one officer, the highest-paid officer if no one else meets this test, however, must be taken into account.)

EXCESS SEP CONTRIBUTIONS-NOTIFICATION

You must notify each affected employee, if any, by March 15 of the amount of any excess SEP contributions made to that employee's SEP-IRA for the preceding calendar year. (If needed, use the model form on page 5 of these instructions.) These excess SEP contributions are includible in the employee's gross income in the preceding calendar year. However, if the excess SEP contributions (not including allocable income) total less than $100, then the excess contributions are includible in the employee's gross income in the calendar year of notification. Income allocable to the excess SEP contributions is includible in gross income in the year of withdrawal from the IRA.

   If you do not notify any of your employees by March 15 of an excess SEP contribution, you must pay a 10 percent tax on the excess SEP contribution for the preceding calendar year. The tax is reported in Part XII of Form 5330.

    If you do not notify our employees by December 31 of the calendar year following the calendar year in which the excess SEP contributions arose, the SEP no longer will be treated as meeting the rules of section 408(k)(6). In this case, any contribution to an employee's IRA will be subject to the IRA contribution limits of section 219 and 408 and thus may be considered an excess contribution to the employee's IRA.

    Your notification to each affected employee of the excess SEP contributions must specifically state in a manner written to be understood by the average employee:
    * The amount of the excess SEP contributions attributable to that employee's elective deferrals;
    * The calendar year in which the excess SEP contributions are includible in gross income; and
    * Information stating that the employee must withdraw the excess SEP contributions (and allocable income) from the SEP-IRA by April 15 following the calendar year of notification by the employer. Excess contributions not withdrawn by April 15 following the year of notification will be subject to the IRA contribution limits of sections 219 and 408 for the preceding calendar year and may be considered excess contributions to the employee's IRA. For the employee, the excess contributions may be subject to the 6 percent tax on excess contributions under section 4973. If income allocable to an excess SEP contribution is not withdrawn by April 15 following the calendar year of notification by the employer, the employee may be subject to the 10 percent tax on early distributions under section 72(t) when withdrawn.

    For information on reporting excess SEP contributions, see Notice 87-77, 1987-2 C.B. 385, Notice 88-33, 1988-1 C.B. 513, Notice 89-32, 1989-1 C.B. 671,
and Rev. Proc. 91-44, 1991-2 C.B. 733.

    To avoid the complications caused by excess SEP contributions, you may want to monitor elective deferrals continuing basis throughout the calendar year to insure that the deferrals comply with the limits as they are paid into each employee's SEP-IRA.

DISALLOWED DEFERRALS

If you determine at the end of any calendar year that more than half of your eligible employees have chosen not to make elective deferrals for that year, then all elective deferrals made by your employees for that year will be considered disallowed deferrals, i.e., IRA contributions that are not SEP-IRA contributions.

    You must notify each affected employee by March 15 that the employee's deferrals for the previous calendar year are no longer considered SEP-IRA contributions. Such disallowed deferrals are includible in the employee's gross income in that preceding calendar year. Income allocable to the disallowed deferrals is includible in the employee's gross income in the year of withdrawal from the IRA.

    Your notification to each affected employee of the disallowed deferrals must clearly state:

*  The amount of the disallowed deferrals;
* The calendar year in which the disallowed deferrals and earnings are includible in gross income; and
* That the employee must withdraw the disallowed deferrals (and allocable income) from the IRA by April 15 following the calendar year of notification by the employer. Those disallowed deferrals not withdrawn by April 15 following the year of notification will be subject to the IRA contribution limits of sections 219 and 408 and thus may be considered an excess contribution to the employee's IRA. For the employee, these disallowed deferrals may be subject to the 6 percent tax on excess contributions under section 4973. If income allocable to a disallowed deferral is not withdrawn by April 15 following the calendar year of notification by the employer, the employee may be subject to the 10 percent tax on early distributions under section 72(t) when withdrawn.

    Disallowed deferrals should be reported the same way excess SEP contributions are reported.

RESTRICTIONS ON WITHDRAWALS

Your highly compensated employees may not withdraw or transfer from their SEP-RAs any SEP contributions (or income on these contributions) attributable to elective deferrals made for a particular calendar year until March 15 of the following year. Before that date, however, you may notify your employees when the deferral percentage limitation test has been completed for a particular calendar year and that this withdrawal restriction no longer applies. In general, any transfer or distribution made before March 15 of the following year (or notification, if sooner) will be includible in the employee's gross income and the employee may also be subject to a 10 percent tax on early withdrawal. This restriction does not apply to an employee's excess elective deferrals.

TOP-HEAVY REQUIREMENTS

Elective deferrals may not be used to satisfy the minimum contribution requirement under section 416. In any year in which a key employee makes an elective deferral, this SEP is deemed top-heavy for purposes of section 416, and you are required to make a minimum top-heavy contribution under either this SEP or another SEP for each non-key employee eligible to participate in this SEP.

    A key employee under section 416(i)(1) is any employee or former employee (and the beneficiaries of these employees) who, at any time during the determination period, was:

* An officer of the employer (if the employee's compensation exceeds 50 percent of the section 415(b)(1)(A) limit, which was $118,800 in 1994,

* An owner of one of the 10 largest interests in the employer (if the employee's compensation exceeds 100%of the section 415(c)(1)(A) limit, which was $30,000 in 1994,

* A 5 percent owner of the employer, as defined in section 416(i)(1)(B)(i), or a 1 percent owner of the employer (if the employee has compensation in excess of $150,000).

    The determination period is the current calendar year and the 4 preceding years.
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                    MODEL ELECTIVE SEP DEFERRAL FORM


I.  SALARY REDUCTION DEFERRAL
Subject to the requirements of the Model Elective SEP of _______, I authorize the following amount or percentage to be withheld from each of my paychecks and contributed to my SEP-IRA.

(a) ________ percent (not to exceed 15%) of my salary; or (b) $_________.

This salary reduction authorization shall remain in effect until I provide written modification or termination of its terms to my employer.

II.  CASH BONUS DEFERRAL

Subject to the requirements of the Model Elective SEP of ________, I authorize the following __________________________________(name of employee) amount to be contributed to my SEP-IRA rather than being paid to me in cash:  $______.

III.  AMOUNT OF DEFERRAL

I understand that the total amount I defer in any calendar year may not exceed the smaller of:
(a) 15 percent of my compensation (determined without including any SEP-IRA contributions; or (b) $9,240.*

IV.  COMMENCEMENT OF DEFERRAL

The deferral election in either I or II, above, shall not become effective before ________________.
(Specify a date no earlier than the first day of the first pay period beginning _________(Month, day, year) after this authorization.)

V.  DISTRIBUTIONS FROM SEP-IRAS

I understand that I should not withdraw or transfer any amounts from my SEP-IRA that are attributable to elective deferrals and income on elective deferrals for a particular calendar year (except for excess elective deferrals) until March 15 of the subsequent year or, if sooner, when my employer notifies me that the deferral percentage limitation test for that plan year has been completed. Any such amounts that I withdraw or transfer before this time will be includible in income for purposes of sections 72(t) and 408(a)(1).

Signature of employee ___________________________Date _____________________

*This amount reflects the cost-of-living increase under section 402(g) effective January 1, 1994. The amount is adjusted annually. Each January, the IRS announces the increase, if any, in a news release and in the internal revenue bulletin.
-----------------------------------------------------------------------------
                 NOTIFICATION OF EXCESS SEP CONTRIBUTIONS

To:  _____________________________
     (name of employee)

   Our calculations indicate that the elective deferrals you made to your SEP-IRA for calendar year ____ exceed the maximum permissible limits under section 408(k)(6).  You made excess SEP contributions of $______for that year.

    These excess SEP contributions are includible in your gross income for the ____________ (insert the year identified above or if less than $100, the following year) calendar year.

    These excess SEP contributions must be distributed from your SEP-IRA by April 15, 19__ (insert year after the calendar year in which this notice is given) in order to avoid possible penalties. Income allocable to the excess amounts must be withdrawn at the same time and is includible in income in the year of withdrawal. Excess SEP contributions remaining in your SEP-IRA account after that time are subject to a 6 percent excise tax, and the income on these excess SEP contributions may be subject to a 10 percent penalty when finally withdrawn.

Signature of employee _________________________Date _______________________
_____________________________________________________________________________

    DEFERRAL PERCENTAGE LIMITATION WORKSHEET (See instructions on page 3.)


(a) Employee Name ________________________________________________
                  ________________________________________________
                  ________________________________________________

(b) Status
H = HCE
F = Family
O = Other         ________________________________________________
                  ________________________________________________
                  ________________________________________________

(c) Compensation  ________________________________________________
                  ________________________________________________
                  ________________________________________________

(d) Deferrals     ________________________________________________
    (see below)   ________________________________________________
                  ________________________________________________

(e) Ratio
    (if family member enter NA otherwise (d) - (c))
                  ________________________________________________
                  ________________________________________________
                  ________________________________________________

(f) Permitted ratio
(for HCE* only, see below)
                  ________________________________________________
                  ________________________________________________
                  ________________________________________________



(g) Permitted amount
(for HCE* only)(c) x (f)
                   ________________________________________________
                   ________________________________________________
                   ________________________________________________

(h) Excess
(for HCE (only)(d) minus (g)
                   ________________________________________________
                   ________________________________________________
                   ________________________________________________


Highly compensated employee.--See the special rule for family members on page
3.
Column (c). Compensation.--Enter compensation from this employer and any related employers. Add any compensation paid to a "family member" to the HCE's compensation.
Column (d). Deferrals.--Enter all SEP elective deferrals. Add any elective deferrals of a "family member" to the HCE's elective deferrals.
Column (f).  Permitted ratio.--
A Enter the total of the ratios in column (e) for the employees marked as "O" in column (b) _________________________________________________.
B    Divide line A by the number of employees marked as "O" in column (b)
C Permitted ratio.--Multiply line B by 1.25 and enter the permitted ratio here _________________________________________.